Exhibit 10.5

DIRECTOR AGREEMENT

This Director Agreement (this “Agreement”), effective this 10th day of January, 2020, is entered into by and between Parsley Energy, Inc., a Delaware corporation with its principal place of business in the State of Texas (the “Company”), and S. Wil VanLoh, Jr., a natural person (the “Director”). The Company and the Director are each a “Party” and are collectively the “Parties.” This Agreement is effective as the date hereof and shall continue until the Director ceases to be a director of the Company

1.    The Director agrees to serve as a member of the Board of Directors of the Company (the “Board”) and to provide those services required of a director under the Company’s Certificate of Incorporation and Bylaws, as both may be amended from time to time, and under the corporate laws of the State of Delaware, the federal securities laws, and other state and federal laws and regulations.

2.     The Company shall pay the Director cash and stock as determined annually by the Board and/or the Compensation Committee of the Board. The Company will also reimburse the Director for reasonable expenses incurred in the performance of the Services promptly upon submission of documentation of such expenses (e.g., invoices or receipts) in a form reasonably acceptable to the Company. The Director, in his or her capacity as a director, is an independent contractor of the Company and will not be deemed to be an employee of the Company.

3.    The Director shall comply with all applicable codes, policies and guidelines of the Company and the Board as in effect as of the date hereof; provided, that to the extent such codes, policies and guidelines modify any provisions of this Agreement, the provisions of this Agreement will control.

4.    The Director agrees not to disclose, directly or indirectly, any of the Company’s nonpublic information (“Confidential Information”), nor use it in any way, directly or indirectly, except in furtherance of the Director’s Services under this Agreement. Notwithstanding anything else herein to the contrary, the Parties acknowledge and agree that the Director is a principal of Quantum Energy Partners and its Affiliates (“Quantum”), which manages a variety of private equity funds (the “Funds”) and which Funds currently own, and may in the future acquire, interests in energy-related companies (the “Portfolio Companies”). The fact that the Director serves as a member of the board of directors or equivalent governing body of any Fund or Portfolio Company shall not constitute disclosure of Confidential Information to such Fund or Portfolio Company or otherwise be deemed to violate this Agreement. The Parties understand and agree that the Director and Quantum are actively engaged in the business of oil and natural gas exploration, development and operations, midstream gathering, processing and transportation, power generation, and other energy-related endeavors and that the receipt and review of Confidential Information may enhance the Director’s and Quantum’s understanding of the markets in which Quantum, its Funds and its Portfolio Companies may now, or in the future, compete (“Know-How”) and that such improved Know-How will not in and of itself be considered a use of Confidential Information or otherwise violate this Agreement. The Parties understand and agree that the Director may retain mental impressions of such Confidential Information and the Director’s retention of mental impressions shall not be a use of Confidential Information or otherwise violate this Agreement

5.    Without the written consent of the Board, the Director shall not be remunerated for his service on the Board by any Person except the Company. Notwithstanding the foregoing, the Board and the Company acknowledge that the Director, in his capacity as a principal of Quantum oversees Quantum’s investments (including its investment in the Company) for which the Director receives remuneration, which the Board and the Company agree does not violate this Section 5.

6.     The Parties agree that this Agreement shall be governed by the laws of the State of Delaware.

IN WITNESS WHEREOF, and intending to be bound, the Parties have executed this Agreement as of the date first written above.

Parsley Energy, Inc.

By:	/s/ Matt Gallagher
Name: Matt Gallagher
Title: President and Chief Executive Officer

Director

/s/ S. Wil VanLoh, Jr.
S. Wil VanLoh, Jr.

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